DFAN14A
Filed by UNITE HERE
275 7th Avenue,
New York, NY 10001

First released to shareholders on 4/27/15

For important additional information, please see our definitive proxy statement, filed 4/21/15, at:

http://www.sec.gov/Archives/edgar/data/1034426/000103442615000046/chspdefc14aedgar042115.htm

Strategic Alternatives for Chesapeake Lodging Trust

Seeking best in class corporate governance

The call for consolidation in Lodging REITs

- After years of gains, the pace of RevPar growth appears to be slowing.
- Analysts are raising questions about the need for multiple small hotel REITs, the “social” problem, and barriers to consolidation.
- Our proposals are aimed at reducing barriers to shareholder-friendly transactions in case trading multiples contract.

Lodging REITs that were not taken private by 2007 are still trading below peak prices



Zoom: 1d 5d 1m 3m 6m YTD 1y 5y 10y All
May 04, 2007 - Apr 02, 2015
S&P500 +38.34% NYSE:HST -21.30% NYSE:LHO -16.48% NYSE:DRH -24.42% NYSE:BEE -43.89% NYSE:FCH -53.60%
0%
-50%
-100%
2007
2008
2009
2010
2011
2012
2013
2014

Timing is Everything

- Highland (where CHSP executives hail from) was one of last REITs taken private in last cycle in July 2007. The company was then lost to debtholders.

- Many other lodging companies foundered after being taken private late in the cycle.
  - EHP distressed after going private.
  - KPA bankrupt after going private.

- Will there be enthusiasm for deals late in this cycle? Or should CHSP pursue an earlier exit?

CHSP CEO Pay and CG&A is higher than industry peers

Average CEO Compensation/# of Rooms ('13–'14)



$1,000
$900
$800
$700
$600
$500
$400
$300
$200
$100
$-
$270
$489
$912
Average Large REITs (>40 Hotels)
Average Small REITs (<40 Hotels)
CHSP

Average CG&A/# of Rooms ('11–'14)



Thousands
$4.00
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$-
$1.61
$1.70
$1.99
$2.05
$2.19
$2.28
$3.33
$3.37
$3.79
FCH
RLJ
HST
SHO
LHO
DRH
CHSP
PEB
BEE

Reform 1: Allow Shareholders the Right to Amend Bylaws

- Allows efficient implementation of corporate governance changes.

- Prevents shareholder-supported changes from being stripped away by the board.

Reform 2: Allow Shareholders to vote on poison pill unless fiduciary duty prevents

- Numerous studies indicate Poison Pills can decrease share price and prevent favorable transactions.

- Particularly at this point in the cycle, where favorable take-private transactions are increasingly likely, shareholders should have a say in whether or not to implement a pill.

Reform 3: Lower voting standard to remove directors for cause

- A majority vote of outstanding shares against a trustee who has acted in gross negligence, willful misconduct, bad faith or active and deliberate dishonesty should be sufficient to remove a director for cause.

- Now the term “cause” includes termination due to fraud, misappropriation or embezzlement, the conviction of any felony, breach of fiduciary duties, and breach of any material term of the employment agreement.

Reform 4: Say on Pay for Golden Parachutes

- Golden parachutes can serve as a deterrent for a takeover or reduce the price, especially in a small REIT– shareholders should have a voice in these decisions.

- Changes would be made at contract renewal.

- Need to look at separately from total Compensation Advisory votes.

Reform 5: Removing change-in-control severance provisions in employment agreements with named executives

- Special change-in-control severance payments could drive the cost of executive severance packages up to a total of $45 million. This is more than double CHSP's total 2014 CG&A Expenses.


2014 Potential Change-in-Control Severance vs.
2014 Actual CG&A
$50,000
$40,000
$30,000
$20,000
$10,000
$-
$000s
$45,041
$19,179
Termination in connection with change in control
CG&A Expense

The Path Forward – Bringing value to shareholders in the late innings of the lodging cycle

- CHSP went public in 2009 and has ridden the rise in the lodging cycle.
- The time for dramatic stock price increases may be over. As one analyst noted: "outsized gains in the stocks, with the exception of any private equity buy-outs of public companies, are in the rear-view mirror."
- CHSP should remove remaining impediments to a favorable take private transaction.

Vote on Blue Proxy Card

- Vote FOR extending the right to initiate bylaw amendments to shareholders.
- Vote FOR requiring prior shareholder approval for the adoption of a poison pill (with fiduciary out).
- Vote FOR permitting shareholders to remove directors for cause by vote of a majority of shares outstanding, including for reasons of gross negligence, willful misconduct, bad faith or active and deliberate dishonesty.
- Vote FOR allowing shareholders an advisory Say on Golden Parachute Pay vote.
- Vote FOR removing change-in-control severance provisions in employment agreements with named executives.